Exhibit 99.01

Worthington Energy Brings I-1 Well On Line

SAN FRANCISCO, Aug. 30, 2012 /PRNewswire/ -- Worthington Energy, Inc. (OTCBB: WGAS) ("Worthington" or the “Company”), an energy company engaged in the acquisition, exploration, development and drilling of oil and natural gas properties, reports that the Company has completed the sub-sea tie in connecting the I-1 well pipeline, located in the shallow waters of Kleberg County in the Gulf of Mexico, into the Six Pigs Processing facility’s main offshore pipeline. Worthington has begun charging the pipeline and the I-1 well has been brought on line and into production mode. Worthington has a 10.35% interest in the I-1 well and a 2% override interest in the entire 1,400 acres of the Mustang Island 818 Lease position.

“I am thrilled to report that the I-1 well is active,” stated Worthington President & CEO, Mr. Tony Mason.  “Last week we completed the sub-sea tie in and testing. All necessary sub-sea valves were opened and are ready for flow to begin from the hook-up to the platform. The I-1 platform is designed to handle production from the additional wells that will be drilled to fully exploit the remaining reserves in the 818 lease area."

“Now open for initial flow, we expect that it will take approximately one week for the pipeline to fully charge, resulting in gas and condensate flow reaching the onshore processing facility,” continued Mr. Mason. “As I have previously stated, initial flow rates from the I-1 well are anticipated to be low while the well cleans up from the various materials that were used in the drilling process. The well clean-up process should take between 45 and 60 days, resulting in significant production beginning in the late October or early November timeframe. Please visit our website, www.wenergyinc.com, for pictures of our progress.”

About Worthington

Worthington engages in the acquisition, exploration, development and drilling of oil and natural gas properties. Worthington is an energy turnaround company whose strategy is to acquire cash flow producing properties with proved and probable reserves, develop the fields by reworking existing wells and drilling new wells. Worthington was founded in 2004 and is based in San Francisco, CA. More information can be found on Worthington Energy, Inc. by visiting the Company’s website at www.wenergyinc.com.

Safe Harbor

 Certain statements in this press release regarding strategic plans, expectations and objectives for future operations or results are "forward-looking statements" as defined by the Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in the Company's annual report on Form 10-K and the Company's other filings with the Securities and Exchange Commission. Factors that could cause differences include, but are not limited to, history of losses; speculative nature of oil and natural gas exploration, particularly in the Mustang Island and Vermillion 179 formations on which the Company is focused; substantial capital requirements and ability to access additional capital; ability to meet the drilling schedule; changes in tax regulations applicable to the oil and natural gas industry; results of acquisitions; relationships with partners and service providers; ability to acquire additional leasehold interests or other oil and natural gas properties; defects in title to the Company's oil and natural gas interests; ability to manage growth in the Company's business; ability to control properties that the Company does not operate; lack of diversification; competition in the oil and natural gas industry; global financial conditions; oil and natural gas realized prices; ability to market and distribute oil and natural gas produced; seasonal weather conditions; government regulation of the oil and natural gas industry, including potential regulations affecting hydraulic fracturing and environmental regulations such as climate change regulations; uninsured or underinsured risks; and material weakness in internal accounting controls. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact
Surety Financial Group, LLC
410-833-0078

Source: Worthington Energy, Inc.